Exhibit 24.1

POWER OF ATTORNEY

Each of the undersigned does hereby:

(i)                                    make, constitute and appoint each of, Sean Crellin, Director, Legal and Head of International Practice Group, New York branch, Curt Zuber, Group Treasurer, Joanne Dawson, Deputy Group Treasurer and Michael Clayton, Counsel & Head of Legal (Acting), Group Treasury, acting alone, as his or her true and lawful attorney-in-fact and agent, with full power to act in his or her name, place and stead to execute on his or her behalf, as an officer and/or director of Westpac Banking Corporation (the “Bank”), any and all post-effective amendments to the Registration Statement of the Bank on Form F-3 (Registration No. 333-185478) for the offer and sale, at any time or from time to time, of senior and subordinated debt securities of the Bank (the “Registration Statement”), including post-effective amendments to register additional classes or types of securities) and any and all additional registration statements, and any amendments thereto, relating to the same offering of securities as those that are covered by the Registration Statement that are filed pursuant to Rule 462(b), and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933 (the “Act”), and any applicable securities exchange or securities self-regulatory body, and any and all other instruments which any of said attorneys-in-fact and agents deems necessary or advisable to enable the Bank to comply with the Act, the rules, regulations and requirements of the SEC in respect thereof, and, if applicable, the securities or Blue Sky laws of any State or other governmental subdivision;

(ii)                                give and grant to each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing whatsoever necessary or appropriate to be done in and about the premises as he or she might or could do in person, with full power of substitution and resubstitution; and

(iii)                            ratify and confirm all that his or her said attorneys-in-fact and agents or substitutes may or shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has hereunto subscribed this power of attorney this 30th day of April 2015

/s/ Ewen Crouch	Director
Ewen Crouch

/s/ Alison Deans	Director
Alison Deans

/s/ Peter Marriott	Director
Peter Marriott

/s/ Brian Hartzer	Director
Brian Hartzer

/s/ Richard Burton	Chief Accounting Officer
Richard Burton